UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor Durham, North Carolina (Address of principal executive offices)	27713 (Zip Code)

Registrant’s telephone number, including area code: (919) 765-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Smart Online, Inc. (the “Company”) entered into Consulting Agreements with Berkley Financial Services, Ltd. and General Investments Capital (“GIC”) as described in Item 3.02.

Item 3.02.     Unregistered Sales of Equity Securities

On October 28, 2005, Smart Online, Inc. (the “Company”) entered into a Consulting Agreement dated October 4, 2005 with Berkley Financial Services Ltd. (“Berkley”). Under the terms of the Consulting Agreement, Berkley will provide investor relations and shareholder relations services to the Company. As a fee for the services to be performed by Berkley, the Company paid Berkley $250,000 and 625,000 shares of its common stock. The Consulting Agreement is in effect until December 31, 2005 and may be renewed as agreed by both parties. Smart Online delivered the shares to Berkley on November 8, 2005 after Berkley completed the conditions to delivery of the shares.

On October 26, 2005, the Company entered into a Consulting Agreement dated October 26, 2005 with General Investments Capital (GIC) Ltd. (“General Investments”). Under the terms of the Consulting Agreement, General Investments will provide investor relations and shareholder relations services to the Company. As a fee for the services to be performed by General Investments, the Company paid General Investments $250,000 and 625,000 shares of its common stock. The Consulting Agreement is in effect until December 31, 2005 and may be renewed as agreed by both parties. Smart Online delivered the shares to General Investments on November 8, 2005 after General Investments completed the conditions to delivery of the shares.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Consulting Agreement, dated October 4, 2005, by and between Smart Online, Inc. and Berkley Financial Services Ltd.

99.2	Consulting Agreement, dated October 26, 2005, by and between Smart Online, Inc. and General Investments Capital (GIC) Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

November 10, 2005	By: /s/ Michael Nouri
Name: Michael Nouri
Title: President and Chief Executive Officer

EXHIBIT INDEX

99.1	Consulting Agreement, dated October 4, 2005, by and between Smart Online, Inc. and Berkley Financial Services Ltd.

99.2	Consulting Agreement, dated October 26, 2005, by and between Smart Online, Inc. and General Investments Capital (GIC) Ltd.